Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-254057, 333-249715, 333-231920, 333-268329, and 333-282530) of Scholar Rock Holding Corporation,
(2)	Registration Statement (Form S-8 Nos. 333-263349, 333-238082 and 333-256065) pertaining to the 2018 Stock Option and Incentive Plan and 2018 Employee Stock Purchase Plan, of Scholar Rock Holding Corporation,
(3)	Registration Statement (Form S-8 No. 333-225192) pertaining to the 2017 Stock Option and Incentive Plan, 2018 Stock Option and Incentive Plan, and 2018 Employee Stock Purchase Plan, of Scholar Rock Holding Corporation,
(4)	Registration Statement (Form S-8 Nos. 333-266658, 333-268327, 333-283120 and 333-285307) pertaining to the 2022 Inducement Equity Plan, of Scholar Rock Holding Corporation, and

(5)	Registration Statement (Form S-8 Nos. 333-270318 and 333-278049) pertaining to the 2018 Stock Option and Incentive Plan, 2018 Employee Stock Purchase Plan, and 2022 Inducement Equity Plan, of Scholar Rock Holding Corporation

of our report dated February 27, 2025, with respect to the consolidated financial statements of Scholar Rock Holding Corporation, included in this Annual Report (Form 10-K) of Scholar Rock Holding Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 3, 2026